CROUCH, BIERWOLF & CHISHOLM
                          Certified Public Accountants
           50 West Broadway, Suite 1130 Nephi's Mobile (801) 971-0405
                           Salt Lake City, Utah 84101









                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We hereby consent to the use of our report, dated May 2, 2000, in this annual report on Form 10-SB for Golden Opportunity Development Corporation.



                                                /s/ Crouch, Bierwolf & Chisholm
                                                -------------------------------
                                                  Crouch, Bierwolf, & Chisholm


Salt Lake City, Utah
May 2, 2000






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